EXHIBIT 4.12
                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of _________________, 1998, between Environmental Remediation Holding Corporation, a Colorado corporation (the "Company"), and J.P. Carey Securities, Inc., a Georgia corporation (hereinafter referred to as "J.P. Carey").

                              W I T N E S S E T H:

     WHEREAS, J.P. Carey has assisted the Company in connection with the Company's offering (the "Offering") of up to $3,000,000 in principal amount of 8% Convertible Debentures (the "Debentures") for an aggregate purchase price $3,000,000; and

     WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to J.P. Carey and/or its designees, in consideration for, and as part of the compensation to be paid in connection with, the services of J.P. Carey in connection with the Offering;

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Grant.

         J.P. Carey and/or its designees are hereby granted the right to purchase, at any time from the date of issuance of the aforementioned Debentures until 5:00 P.M.,Eastern Standard Time, on __________________, 2003 (the "Warrant Exercise Term"), ___________ Shares at an exercise price (subject to adjustment as provided in Article 7 hereof) of 100% of the Closing Bid Price (as defined in the Company's Certificate of Designations, Preferences and Rights filed by the Company in connection with the Offering) of the Company's Common Stock, par value $.0001 per share on the last business day immediately prior to the date of closing of the Offering, which is equal to $0._____ per share (the "Initial Exercise Price").

2.       Warrant Certificates.

                  The warrant certificates (the "Warrant Certificates) delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

3.       Exercise of Warrants.

         3.1 Cash Exercise. The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's executive offices currently located at Suite 321, 420 Jerico Turnpike, Jerico, New York 11753, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

         3.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to
(i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then existing Exercise Price by (B) the current market value of a share of Common Stock.

4.       Issuance of Certificates.

     Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.

5.       Price.

         5.1 Adjusted Exercise Price. The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the Initial Exercise Price in accordance with the provisions of Article 7 hereof.

         5.2 Exercise Price. The term "Exercise Price" herein shall mean the Initial Exercise Price or the adjusted Exercise Price, depending upon the context.

6.       Registration Rights.

         6.1      Registration Under the Securities Act of 1993.

The Warrants and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended ("the Act").

         6.2 Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or
(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.

         6.3 Piggyback Registration. If, at any time during the five years following the date of this Agreement, the Company proposes to prepare and file any registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this
Article 6, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at ten (10) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder

(a "Requesting Holder"), made within ten (10) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders; Notwithstanding the provisions of this Section 6.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 6.3 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

         6.4      Demand Registration.

                  (a) At any time, commencing ninety(90) days from the date that the Company becomes a reporting company under the Securities and Exchange Act of 1934, as amended, and during the Warrant Exercise Term, any "Majority Holder" (as such term is defined in Section 6.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 6.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof, for nine (9) consecutive months.

                  (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 6.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 6.4(a) hereof by notifying the Company of their decision to include such securities within twenty (20) days of their receipt of the Company's notice.

                  (c) In addition to the registration  rights provided for under
Section 6.3 and subsection (a) of this Section 6.4, at any time during the Warrant Exercise Term, any Majority Holder (as defined below in Section 6.4(d)) of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion in respect of all holders of Registrable Securities, a Registration Statement so as to permit a public offering and sale of such Registrable Securities for nine (9) consecutive months, provided, however, that all costs incident thereto shall be at the expense of the holders of the Registrable Securities included in such Registration Statement. If a Majority Holder shall give notice to the Company at any time of its or their desire to exercise the registration right granted pursuant to this Section 6.4(c), then within ten (10) days after the Company's receipt of such notice, the Company shall give notice to the other holders of Registrable Securities, advising them that the Company is proceeding with such registration and offering to include therein the Registrable Securities of such holders, provided they furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

                  (d) The term "Majority Holder" as used in this Section 6.4 shall mean any holder or any combination of holders of Registrable Securities, if included in such holders, Registrable Securities are that aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all of the Registrable Securities.

         6.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:


                  (a) In connection with any registration under Section 6.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than thirty (30) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                  (b) The Company shall pay all costs, fees and expenses (excluding fees of holders for their counsel, transfer taxes and underwriting discounts or commissions) in connection with all Registration Statements filed pursuant to Sections 6.3 and 6.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses. The holders of Registrable Securities included in any Registration Statement filed pursuant to Section 6.4(c) hereof will pay all costs, fees and expenses in connection with such registration.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities.

                  (d) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the purchasers of the Company's Debentures contained in the Registration Rights Agreement dated of even date herewith.

                  (e) Any holder of Registrable Securities to be sold pursuant to a Registration Statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holder, or its successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which purchasers of the Company's Debentures have agreed to indemnify the Company contained in the Registration Rights Agreement dated of even date herewith.

                  (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise his Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

                  (g) If the Company shall fail to comply with the provisions of this Article 6, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

                  (h) Except as otherwise provided to the contrary herein, the Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 6.4 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a Registration Statement filed pursuant to Section 6.4 hereof, without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

                  (i) The  Company  shall  deliver  promptly  to each  holder of
Registrable   Securities   participating   in  the   offering   requesting   the
correspondence  and  memoranda  described  in  this  Section  6.5(i)  and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each holder of Registrable Securities and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                  (j) If the Company shall enter into an underwriting  agreement with the managing underwriter selected for such underwriting, such agreement shall be satisfactory in form and substance to the Company, each holder of Registrable Securities and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The holders of Registrable Securities shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such holders of Registrable Securities and their intended methods of distribution.

7.       Adjustments of Exercise Price and Number of Shares.

         7.1      {LEFT INTENTIONALLY BLANK}

         7.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to Section 7.8 hereof, if the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than (a) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (b) the Market Price, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 7.1 hereof, provided that:

                  (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                  (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 7.1 hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                  (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 7.2, or in the price per share at which the securities referred to in subsection (b) of this Section 7.2 are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         7.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         7.4 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         7.5 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

         7.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of shares of Common Stock upon the exercise of the Warrants; or

                  (b) Upon (i) the issuance of options pursuant to the Company's employee stock option plan in effect on the date hereof or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof; or

                  (c) Upon the issuance of shares of Common Stock pursuant to contractual obligations existing on the date hereof; or

                  (d) If the amount of said adjustment shall be less than 2 cents (2(cent)) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents (2(cent)) per Share.

         7.7 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.7.

         7.8 Subscription Rights for Shares of Common Stock or Other Securities. In the case the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

8.       Exchange and Replacement of Warrant Certificates.

         Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

9.   Elimination of Fractional Interests.

         The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

10.      Reservation and Listing of Securities.

         The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted on the electronic bulletin board, by NASDAQ or listed on such national securities exchanges as requested by the Placement Agent.

11.      Notices to Warrant Holders.

         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

12.      Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

13.      Supplements and Amendments.

         The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem not to adversely affect the interests of the Holders of Warrant Certificates.

14.      Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

15.      Termination.

         This Agreement shall terminate at the close of business on August 4, 2003. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Article 6 shall survive such termination until the close of business on August 4, 2003.

16.      Governing Law.

         This Agreement and each Warrant Certificate hereunder shall be governed by and interpreted in accordance with the laws of the State of Colorado without regard to the principles of conflict of laws. Any dispute or controversy between the parties arising in connection with this Agreement or the subject matter contemplated by this Agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act, 9 U.S.C. 1 et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damages claimed, including, but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. The parties further agree that any arbitration action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia, Atlanta Division for the adjudication of any civil action asserted pursuant to this Paragraph.

17.      Benefits of This Agreement.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

18.      Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                               ENVIRONMENTAL REMEDIATION HOLDING
                                                          CORPORATION


                                       By:______________________________________
                                       Name:  James Griffin
                                       Title: Secretary/Treasurer

Attest:___________________________
Name:  ___________________________
Title:_____________________________

                                                     J.P. CAREY SECURITIES, INC.


                                       By:______________________________________
                                       Name:
                                       Title:
Attest:___________________________
Name:  ___________________________
Title:_____________________________

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
              5:00 P.M., EASTERN STANDARD TIME, _____________, 2003
No.__                                                         _________ Warrants
                               WARRANT CERTIFICATE

         This Warrant  Certificate  certifies that J.P. Carey  Securities,  Inc.
("J.P. Carey") or registered assigns, is the registered holder of ____________Warrants to purchase, at any time from __________, 1998, until 5:00 P.M. Eastern Standard Time on ______________, 2003 ("Expiration Date"), up to __________ shares ("Shares") of fully-paid and non-assessable common stock, par value $.0001 ("Common Stock"), of Environmental Remediation Holding Corporation, a Colorado corporation (the "Company"), at the Initial Exercise Price, subject to adjustment in certain events (the "Exercise Price"), of $_______ per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ______________, 1998, between the Company and J.P. Carey (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

         No Warrant may be exercised after 5:00 P.M., Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; pro vided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  _______________, 1998                  ENVIRONMENTAL REMEDIATION HOLDING
                                                         CORPORATION

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________
Attest:____________________________
Name:  ____________________________
Title:_____________________________

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of _____________________ in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ________________________whose address is__________________________________________________, and that such Certificate be delivered to ___________________________________________, whose address is

---------------------------------------------------------------.

Dated:                               Signature:_________________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


------------------------------------

------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

         FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns and transfers unto

----------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________, Attorney, to transfer the within Warrant
Certificate on the books of the within-named Company, with full power of substitution.

Dated:                               Signature:_________________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

-------------------------------------

-------------------------------------
(Insert Social Security or Other
Identifying Number of Assignee)